Exhibit 8.1

List of Subsidiaries

Subsidiary	Country of Incorporation
Joanna Maritime Ltd.	Liberia
Gregos Shipping Ltd.	Liberia
Diamantis Shipowners Ltd.	Liberia
Hydra Shipowners Ltd.	Liberia
Spetses Shipowners Ltd.	Liberia
Kea Shipowners Ltd.	Liberia
Jonathan Shipowners Ltd.	Liberia
Monica Shipowners Ltd.	Liberia
Stephania Shipping Ltd.	Liberia
Pepi Shipping Ltd.	Liberia
Manolis Shipping Ltd.	Marshall Islands
Noumea Shipping Ltd.	Marshall Islands
Jonathan John Shipping Ltd.	Marshall Islands
Athens Shipping Ltd.	Marshall Islands
Corfu Navigation Ltd.	Marshall Islands
Oinousses Navigation Ltd.	Marshall Islands
Bridge Shipping Ltd.	Marshall Islands
Antwerp Shipping Ltd.	Marshall Islands
Keelung Shipping Ltd.	Marshall Islands
Oakland Shipping Ltd.	Marshall Islands
Busan Shipping Ltd.	Marshall Islands
Marcos Shipping Ltd.	Marshall Islands
Gregos Maritime Ltd.	Marshall Islands
Terataki Shipping Ltd.	Marshall Islands
Tender Soul Shipping Ltd.	Marshall Islands
Leonidas Shipping Ltd.	Marshall Islands
Rena Shipping Ltd.	Marshall Islands
Emmanuel Shipping Ltd.	Marshall Islands
Allendale Investment S.A.	Panama
Alterwall Business Inc.	Panama